                                                                    EXHIBIT 99.1
                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            NORTH COAST ENERGY, INC.,

                                    AS SELLER

                                       AND

                             NUON INTERNATIONAL bv,

                                  AS PURCHASER




                                 AUGUST 1, 1997




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                                TABLE OF CONTENTS
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                                                                           Page

ARTICLE I
         DEFINITIONS.............................................................1
         1.1      Defined Terms..................................................1
         1.2      Other Definitional Provisions..................................4

ARTICLE II
         ISSUANCE AND PURCHASE OF SHARES AND WARRANTS............................5
         2.1      Issuance and Purchase of Common Stock..........................5
         2.2      Closing........................................................6

ARTICLE III
         AGREEMENTS REGARDING BOARD REPRESENTATION...............................6
         3.1      Board Members..................................................6
         3.2      Establishment of Executive Committee...........................7
         3.3      Voting Agreement...............................................8

ARTICLE IV.......................................................................8

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF SELLER................................8
         5.1      Corporate Status...............................................8
         5.2      Corporate Power and Authority..................................9
         5.3      Enforceability.................................................9
         5.4      No Violation...................................................9
         5.5      Consents/Approvals.............................................9
         5.6      Capitalization................................................10
         5.7      Valid Issuance of Shares......................................10
         5.8      SEC Reports and NASDAQ Compliance.............................10
         5.9      Seller Data...................................................10
         5.10     Financial Statements..........................................11
         5.11     Litigation....................................................11
         5.12     Compliance with Law...........................................11
         5.13     Environmental Protection......................................11
         5.14     Judgments, Orders and Consent Decrees.........................13
         5.15     Material Changes..............................................13
         5.16     Compliance With Securities Laws...............................13
         5.17     Sales Outside of the United States............................13
         5.18     No Directed Selling Efforts...................................13
         5.19     No Commissions................................................14
         5.20     Full Disclosure...............................................14

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ARTICLE VI
         REPRESENTATIONS AND WARRANTIES OF PURCHASER............................14
         6.1      Power and Authority.  ........................................14
         6.2      No Violation..................................................14
         6.3      Consents/Approvals............................................15
         6.4      Enforceability................................................15
         6.5      Offshore Transaction..........................................15
         6.6      Investment Purpose............................................15
         6.7      No Put Option or Short Position...............................16
         6.8      Reliance on Representations of the Purchaser..................16
         6.9      No Commissions................................................16

ARTICLE VII
         COVENANTS..............................................................16
         7.1      Filings.......................................................16
         7.2      Public Announcements..........................................16
         7.3      Further Assurances............................................17
         7.4      Cooperation...................................................17
         7.5      Notification of Certain Matters...............................17
         7.6      Necessary Actions.............................................17
         7.7      Due Diligence and Confidentiality.............................17
         7.8      Other Offers..................................................18
         7.9      Use of Proceeds...............................................18

ARTICLE VIII
         REGISTRATION RIGHTS....................................................20
         8.1      Required Registration.........................................20
         8.2      Registration Procedures.......................................20
         8.3      Registration Expenses.........................................22
         8.4      Further Information...........................................22

ARTICLE IX
         INDEMNIFICATION........................................................22
         9.1      Indemnification Generally.....................................22
         9.2      Indemnification Relating to Registration Rights...............22
         9.3      Indemnification Procedures....................................24

ARTICLE X
         CONDITIONS TO CLOSING..................................................25
         10.1     Conditions to Obligation of Each Party to Effect the Closing..25
         10.2     Additional Conditions to the Obligations of Purchaser.........26
         10.3     Additional Conditions to the Obligations of Seller............27
         11.1     Events of Termination.........................................28
         11.2     Effect of Termination.........................................29
         11.3     Purchaser Fee.................................................30
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         11.4     Reimbursement to Seller.......................................30

ARTICLE XII
         MISCELLANEOUS..........................................................30
         12.1     Notices.......................................................30
         12.2     Loss or Mutilation............................................32
         12.3     Survival......................................................32
         12.4     Remedies......................................................32
         12.5     Entire Agreement..............................................32
         12.6     Expenses; Taxes...............................................33
         12.7     Amendment.....................................................33
         12.8     Waiver........................................................33
         12.9     Binding Effect; Assignment....................................33
         12.10    Counterparts..................................................33
         12.11    Headings......................................................33
         12.12    Governing Law Interpretation..................................33
         12.13    Severability..................................................35

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                                       iii

                            STOCK PURCHASE AGREEMENT
                            ------------------------


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") made and entered into as of August 1, 1997 by and between NUON INTERNATIONAL bv, a limited liability company organized under the laws of the Netherlands ("Purchaser"), and NORTH COAST ENERGY, INC., a Delaware corporation ("Seller"), is to evidence the following agreements and understandings:

                              W I T N E S S E T H:

         WHEREAS, Seller is an independent natural gas and oil company engaged in exploration, development and production activities primarily in the Appalachian Basin region of Ohio and Pennsylvania (the "Business");

         WHEREAS, subject to the terms and conditions of this Agreement, Purchaser has agreed to purchase and Seller has agreed to sell up to 17,226,387 shares of Seller's common stock, subject to the terms and conditions hereinafter set forth; and

         WHEREAS, the foregoing sales are made pursuant to Regulation S promulgated by the United States Securities and Exchange Commission.

                                   AGREEMENTS:

         In consideration of the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINED TERMS. As used herein the following terms shall have the following meanings:

         "Agreement" means this Stock Purchase Agreement.

         "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of Ohio.




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         "Closing" has the meaning set forth in Section 2.2 of this Agreement.

         "Closing Date" has the meaning set forth in Section 2.2 of this Agreement.

         "Common Stock" means the common stock, $0.01 par value per share, of Seller, as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of Seller of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of Seller and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of Seller.

         "Contract" means any agreement, indenture, lease, sublease, license, sublicense promissory note, evidence of indebtedness, insurance policy, annuity, mortgage, restriction commitment, obligation or other contract, agreement or instrument (whether written or oral).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         "Lien" means any mortgage, pledge, security interest, assessment, encumbrance, lien, lease, sublease, adverse claim, levy, or charge of any kind, or any conditional Contract, title retention Contract or other contract to give or refrain from giving any of the foregoing.

         "Material Adverse Change" or "Material Adverse Effect" means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the financial condition, business, prospects or results of operations of such Person.

         "NASD" means the National Association of Securities Dealers, Inc., or any successor thereto.


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



         "Person(s)" means any individual, sole proprietorship, partnership, joint venture, trust, limited liability company, incorporated organization, association, corporation, institution public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Register", "registered" and "registration" refer to a registration of the offering and sale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement

         "Registrable Securities" means, at any particular time, all of Purchaser's shares of Common Stock then owned, provided, however, as to any particular Registrable Securities, such Registrable Securities will cease to be Registrable Securities when they have been sold pursuant to an effective registration statement or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

         "Registration Expenses" has the meaning set forth in Section 8.3 of this Agreement.

         "Registration Statement" has the meaning set forth in Section 8.2.

         "Requirement of Law" means as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

         "SEC" means the Securities and Exchange Commission.

         "SEC Reports" has the meaning set forth in Section 5.8 of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the applicable time.


         "Series A Preferred Stock" means the Series A 6% Convertible Non-Cumulative Preferred Stock, $0.01 par value per Share, of Seller, as constituted on the date hereof, and any Common Stock into which such Series A Preferred Stock may thereafter be changed.

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


         "Series B Preferred Stock" means the Series B Cumulative Convertible Preferred Stock, $0.01 per value per Share, of Seller, as constituted on the date hereof, and any Common Stock into which such Series B Preferred Stock may thereafter be changed.

         "Shelf Registration Statement" has the meaning set forth in Section 8.1 of this Agreement.

         "Subsidiary" means each of those Persons of which another person, directly or indirectly owns beneficially securities having more than 50% of the voting power in the election of directors (or persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights).

         "Terminating Purchaser Breach" has the meaning set forth in Section 11.1(c).

         "Terminating Seller Breach" has the meaning set forth in Section
11.1(d).

         1.2 OTHER DEFINITIONAL PROVISIONS.

         (a) All references to "dollars" or "$" refer to currency of the United States of America.

         (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP.

         (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

         (e) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits or schedules hereto) and not to any particular provision of this Agreement.


                                   ARTICLE II
                  ISSUANCE AND PURCHASE OF SHARES AND WARRANTS
                  --------------------------------------------

         2.1 ISSUANCE AND PURCHASE OF COMMON STOCK.

                  (a) Subject to the terms and conditions of this Agreement, Seller will issue and sell to the Purchaser, and Purchaser will subscribe for and purchase from Seller, 17,226,387 shares of Common Stock at an aggregate purchase price of $15,000,000, payable in three
         (3) installments of $5,000,000 each, as provided in this Section 2. The sale of the shares of Common Stock is and will be made pursuant to Regulation S promulgated under the Securities Act. In accordance with
         Article VIII hereof, as promptly as practicable after the Closing, Seller agrees to register such shares of Common Stock pursuant to a registration statement on Form S-3. In the event Seller is not eligible to use Form S-3, Seller may register the shares of Common Stock either on Form S-1 or S-2.

                  (b) Subject to the terms and conditions of this Agreement, at the Closing Date, Seller will issue and sell to Purchaser, and Purchaser will subscribe for and purchase from Seller, 5,747,127 shares of Common Stock at an aggregate purchase price of $5,000,000.

                  (c) Subject to the satisfaction of the Installment Conditions (as hereinafter defined), between the Closing Date and September 30, 1998 at 5:00 p.m., Cleveland, Ohio time, Purchaser will make the second installment under Section 2.1(a) and in accordance therewith will purchase from Seller 5,747,127 shares of Common Stock at an aggregate purchase price of $5,000,000. If the second installment is not made as provided herein, Purchaser shall have no right to make the third installment and shall have no rights under Sections 3.1 and 3.2.

                  (d) Subject to the satisfaction of the Installment Conditions, between the Closing Date and September 30, 1999 at 5:00 p.m., Cleveland, Ohio time, Purchaser will make the third installment under
         Section 2.1(a) and in accordance therewith will purchase from Seller 5,747,127 shares of Common Stock at an aggregate purchase price of $5,000,000.

                  (e) Purchaser's obligation to make the second and third installments provided for in Sections 2.1(c) and 2.1(d) of this Agreement shall be conditioned upon: (i) the development of a business plan for complementary business between Purchaser and Seller pursuant to Article IV hereof, the satisfactory conclusion of which shall be determined by Purchaser in its sole and exclusive discretion; and (ii) Purchaser having the ability to cause the election of a majority of the members of the Board of Directors as contemplated by Section 3.1 (the "Installment Conditions"). Garry Regan, President and Chairman to the Board of Seller ("Regan"), and Charles

         M. Lombardy, Jr., Chief Executive Officer and Director of
         Seller ("Lombardy") shall not be considered designees of Purchaser when determining whether the Installment Conditions have been satisfied. Purchaser shall exercise the provisions of Sections 2.1(c) and 2.1(d) of this Agreement by delivering written notice of its intent to exercise to the Secretary of Seller prior to the respective expiration dates. Within three (3) business days following the delivery of such notice, Purchaser shall deliver the sum of $5,000,000 to Seller by certified or bank check or by wire transfer of immediately available funds and Seller shall deliver to Purchaser a certificate representing 5,747,127 shares of Common Stock. Notwithstanding any other provision of this Agreement, the provisions of Sections 2.1(c) and 2.1(d) shall not be assignable by Purchaser except to an affiliate of Purchaser or a successor by operation of law. In the event that the Installment Conditions are not satisfied, Purchaser shall have no further obligations to acquire any additional shares of Common Stock as contemplated by Section 2.1(c) or (d), above.

         2.2 CLOSING. The closing of the transactions contemplated herein (the"Closing") shall take place at the offices of Nuon International bv, 6800 EZ Arnhem, Utrechtseweg 68, Arnhem, The Netherlands, 10:00 a.m. Cleveland, Ohio time on September 2, 1997, or such other time, date or place as the parties may mutually agree (the "Closing Date"). At the Closing, (a) Purchaser shall pay to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller, the purchase price for the shares described in Section 2.1(b) above, (b) Seller shall issue to Purchaser the shares described in
Section 2.1(a) above, and deliver to Purchaser a certificate for the 5,747,127 shares duly registered in the name of Purchaser; and (c) all other agreements and other documents referred to in this Agreement shall be executed and delivered by the relevant parties (to the extent not completed prior to the Closing Date).


                                   ARTICLE III
                    AGREEMENTS REGARDING BOARD REPRESENTATION
                    -----------------------------------------

         3.1 BOARD MEMBERS. Effective upon the Closing, three of the current nine members of Seller's Board of Directors shall resign and the designees of Purchaser enumerated on Exhibit A attached hereto shall be added to the Board of Directors of Seller, such that Purchaser's designees shall constitute three of the nine members of Seller's Board of Directors. Effective at such time as Purchaser makes the second installment payment described in
Section 2.1(c), two additional members of the Board of Directors other than Purchaser's designees shall resign and two additional designees of Purchaser shall be added to the Board of Directors, such that, from and after such time, Purchaser's designees shall constitute a majority of Seller's Board of Directors. Seller agrees that from and after the time Purchaser makes the second installment payment described in
Section 2.1(c) at each annual meeting of stockholders or any special meeting of stockholders designed to elect directors, Seller will nominate such persons as Purchaser shall designate such that the aggregate total of Purchaser designated directors continuing in office and director-nominees shall comprise at least a majority of Seller's Board of Directors. In the event any director of Seller designated by Purchaser shall resign, retire, or die, Seller agrees to replace such director with such other person as may be designated by Purchaser. In the event Purchaser pays the second installment as contemplated by Sections 2.1(a) and (c) above, but thereafter Purchaser's ownership of the outstanding shares of Common Stock of Seller falls below (i) thirty-three and one third percent (331/3%), Purchaser shall lose its right to designate a majority of the Board of Directors or (ii) fifteen percent (15%), Purchaser shall lose its right to designate three members of the Board of Directors.

         3.2 ESTABLISHMENT OF EXECUTIVE COMMITTEE. Effective upon the Closing, the Board of Directors shall establish and maintain in existence an executive committee (the "Executive Committee"). The Executive Committee shall consist of five members. Three of the members of the Executive Committee shall be the designees of Purchaser as enumerated on Exhibit A attached hereto and the other members of the Executive Committee shall be Regan and John H. Pinkerton. The Executive Committee shall have responsibility for all operations of Seller, except major decisions, which shall require approval of a majority of the Board of Directors. For purposes hereof, major decisions shall consist of any action taken to effectuate any of the following:

         (a) An increase in the number of authorized shares of Common Stock of Seller;

         (b) An acquisition of a substantial portion of the assets, stock, partnership units or membership units of another company or entity;

         (c)  The liquidation of Seller;

         (d)  The merger or consolidation of Seller with any person or entity;

         (e) The sale, lease or other disposition of all or substantially all of Seller's assets; and

         (f) The repurchase by Seller of partnership interests of any partnership in which Seller serves as General Partner.


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


         Notwithstanding anything to the contrary contained above, until such time as Purchaser has made the second installment payment, the issuance or sale of any shares of Common Stock or of any rights to acquire shares of Common Stock shall require the approval of the Executive Committee; provided, however, Seller may issue options and shares of Common Stock pursuant to its existing stock option and stock bonus plans and may issue shares of Common Stock to members of its Board of Directors in lieu of director's fees.

         3.3 VOTING AGREEMENT. In order to assure that the board representation is as set forth in Section 3.1 above, that the Executive Committee is established as set forth in Section 3.2 and to assure that certain other matters are voted in accordance with Purchaser's instructions, Lombardy and Regan, at Closing, shall agree to enter into a voting agreement with Purchaser (the "Voting Agreement") in the form of EXHIBIT "B" attached hereto and incorporated herein by reference.

                                   ARTICLE IV
                               STRATEGIC ALLIANCE
                               ------------------

         Purchaser and Seller have entered into this Agreement based upon their mutual desire to establish a strategic alliance. This strategic alliance will be based upon a business plan to be jointly developed between the parties and shall reflect the parties' mutual goals to develop new business for Seller, as a United States downstream vehicle for Purchaser, such as gas distribution, sales to industrial customers, development of co-generation facilities and other activities to optimally develop an overall synergetic relationship.


                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

          As a material inducement to Purchaser entering into this Agreement and purchasing the Shares and acquiring the Warrants, Seller represents and warrants to Purchaser as follows:

          5.1 CORPORATE STATUS. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own or lease, as the case may be, its properties and to carry on the Business as now conducted. Seller and its Subsidiary are qualified or licensed to conduct business in all jurisdictions where its or their ownership or lease of property and the conduct of its or their business requires such qualification or licensing, except to the extent that failure to so qualify or be licensed would not have a Material Adverse Effect on Seller.

There is no pending or threatened proceeding for the dissolution, liquidation or insolvency of Seller or its Subsidiary. Seller's sole active Subsidiary is NCE Securities, Inc.

         5.2 CORPORATE POWER AND AUTHORITY. Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Seller has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby

         5.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         5.4 NO VIOLATION. The execution and delivery by Seller of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Seller with the terms and provisions hereof, will not (a) result in a violation or breach of, or constitute, with the giving of notice or lapse of time, or both, a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of Seller's Certificate of Incorporation, as amended, or Bylaws or of any Contract to which Seller is a party or by which Seller or any material portion of Seller's properties or assets may be bound, (b) violate any Requirement of Law applicable to Seller, the Business or any material portion of Seller's properties or assets or (c) result in the imposition of any Lien upon any of the properties or assets of Seller, except where any of the foregoing would not have a Material Adverse Effect on Seller.

          5.5 CONSENTS/APPROVALS. No consent, approval, waiver or other action by any Person under any Contract to which either Seller or its Subsidiary is a party, or by which any of their respective properties or assets are bound, is required or necessary for the execution, delivery or performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents, filings, authorizations, approvals or waivers or make such filings would not have a Material Adverse Effect on Seller.

         5.6 CAPITALIZATION. The authorized capital stock of Seller consists of 40,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As of June 30, 1997, (a) 10,792,711 shares of Common Stock were validly issued and outstanding, fully paid and non-assessable, (b) 76,106 shares of Series A Preferred Stock were validly issued and outstanding, fully paid and non-assessable and (c) 268,264 shares of Series B Preferred Stock were validly issued and outstanding, fully paid and non-assessable. In addition, 7,351,664 shares of Common Stock are reserved for issuance pursuant to exercise or conversion rights applicable to the outstanding warrants, options and convertible notes listed on Schedule 5.6 hereof. Except (a) as contemplated by this Agreement, and (b) as set forth on
Schedule 5.6 hereof, there are (y) no rights, options, warrants, convertible securities, subscription rights or other agreements, calls, plans, contracts or commitments of any kind relating to the issued and unissued capital stock of, or other equity interest in, Seller outstanding or authorized and (z) no contractual obligations of Seller to repurchase, redeem or otherwise acquire any shares of Common Stock.

         5.7 VALID ISSUANCE OF SHARES. The shares of Common Stock that are being purchased and/or issued hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein will be duly and validly issued, fully paid and non-assessable.

         5.8 SEC REPORTS AND NASDAQ Compliance. Since March 31, 1996, Seller has made in a timely manner all filings (the "SEC Reports") required to be made by it under the Securities Act and the Exchange Act. The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the securities laws, rules and regulations of any state and pursuant to any Requirements of Law and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Seller has delivered or made accessible to Purchaser true accurate and complete copies of the SEC Reports which were filed with the SEC since March 31, 1996, Seller has taken all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, the Nasdaq Small Cap Market.

         5.9 SELLER DATA. Seller has made available to Purchaser its corporate minutes, Certificate of Incorporation, as amended, and Bylaws, books and records, all material Contracts, summaries of all loans and all leases, evidence of all bank accounts and accurate and complete lists of each insurance policy currently providing coverage for the real and personal property owned, operated or leased together with copies of such policies, information regarding employee compensation benefit plans, a list of all outstanding workers' compensation and unemployment claims, all licenses and permits that Seller has with respect to its operations and all outstanding citations or complaints relating to environmental, health or safety laws or regulations (collectively, the "Seller Data"). Seller acknowledges that Purchaser has relied on the Seller Data in deciding to execute this Agreement and consummate the transactions contemplated hereby.

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

         5.10 FINANCIAL STATEMENTS. Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of Seller and its Subsidiary as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations or other information therein of Seller and its Subsidiary for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to normal recurring adjustments which might be required as a result of year-end audit and except as otherwise stated therein).

         5.11 LITIGATION. Except as set forth in the SEC Reports, there are no actions, suits, proceedings or investigations (including any purportedly on behalf of Seller) pending or, to Seller's knowledge, threatened against or affecting the Business or properties of Seller, whether at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, court or instrumentality, domestic or foreign, except for claims which, in the aggregate, do not and will not have a Material Adverse Effect on Seller or the Business. Seller is not operating under, subject to, in violation of or in default with respect to any judgment, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

         5.12 COMPLIANCE WITH LAW. Seller is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local, to which it, or any of its properties are subject, except for such violations as not and will not have a Material Adverse Effect on Seller or the Business.

         5.13 ENVIRONMENTAL PROTECTION.

         (a) As used in this Agreement, each of the following terms have the indicated meaning:

                  (i) "Real Property" means the real property now or formerly owned or used by Seller;

                  (ii) "Environmental Law" means Federal, state, foreign or local laws, statutes, rules, regulations, and ordinances and common law requirements relating to the environment, including those relating to nuisance or trespass; to releases, discharges, emissions, or disposals to air, water, land, or groundwater; to the withdrawal or use of groundwater; to the exposure to toxic, hazardous or other controlled, prohibited, or regulated substances; or to the transportation, storage, disposal, management or release of such substances;

                  (iii) "Hazardous Material" means (A) any pollutant or contaminant regulated by any governmental body, agency or authority,
         (B) petroleum or any petroleum products, (C) any asbestos or other material composed of or containing asbestos, and (D) any hazardous, toxic or dangerous substance defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any other Environmental Law.

         (b) Except as set forth on Schedule 5.13 or in the SEC Reports filed prior to the date hereof, as of the date hereof:

                  (i) Seller has not received any written notices, demand letters or written requests for information relating to matters that are pending and unresolved as of the date hereof from any governmental body, agency, official or authority or third party indicating that Seller or any Partnership of which Seller has an ownership interest may be in violation of, or liable under, any Environmental Law;

                  (ii) There are no actions, suits, or proceedings pending or, to the knowledge of Seller, no investigation pending or action, suit, proceeding, or investigation threatened against Seller or involving any of the Real Property before any court or arbitrator or any governmental body, agency, official or authority relating to any violation, or alleged violation, of any Environmental Law;


                  (iii) No reports have been filed with a governmental authority, or are required to be filed, by Seller concerning the release of any Hazardous Material or the threatened or actual violation of any Environmental Law;

                  (iv) Seller has not received written notice that any part of the Real Property has been, is, or will be listed as a site containing Hazardous Material that requires further investigation and/or remediation pursuant to any Environmental Law;

         (v) To the knowledge of Seller, Seller has not incurred, and none of the Real Property is currently subject to, any material liabilities, fixed or contingent, relating to any suit, settlement, court order, administrative order, judgement or claim asserted under any Environmental Law; and

         (vi) Seller has all material permits required by applicable Environmental Laws and is in compliance with the provisions of all such permits in all material respects.

         5.14 JUDGMENTS, ORDERS AND CONSENT DECREES. Seller is not subject to any judgment, ruling, injunction, order, writ or decree of, or agreement with, any court, arbitrator or regulatory authority limiting, restricting or adversely affecting the consummation of the transactions contemplated by this Agreement.

         5.15 MATERIAL CHANGES. Except as set forth in the SEC Reports, or as otherwise contemplated herein since March 31, 1997, there has been no Material Adverse Change in Seller. Except as set forth in the SEC Reports since March 31, 1997, except for the conversion offer with respect to the Series A Preferred Stock and Series B Preferred Stock, there has not been (i) any direct or indirect redemption, purchase or other acquisition by Seller of any shares of the Common Stock, Series A Preferred Stock or Series B Preferred Stock or (ii) any declaration, setting aside or payment of any dividend or other distribution by Seller with respect to the Common Stock, Series A Preferred Stock or Series B Preferred Stock.

         5.16 COMPLIANCE WITH SECURITIES LAWS. The sale of the shares of Common Stock is and will be (based in part upon the representations and warranties of Purchaser contained in this Agreement) in compliance with Regulation S under the Securities Act.

         5.17 SALES OUTSIDE OF THE UNITED STATES. Seller has not offered the shares of Common Stock to any person in the United States or any "U.S. person" as that term is defined in Rule 902(o) of Regulation S (based in part upon the representations and warranties of Purchaser contained in this Agreement).

         5.18 NO DIRECTED SELLING EFFORTS. Neither Seller nor any Person acting for or on behalf of Seller has conducted any "directed selling efforts" as that term is defined in Rule 902(b) of Regulation S.

         5.19 NO COMMISSIONS. Except for its obligations to Messrs. Saul Siegel and Jonathan Berns, Seller has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the sale of the shares.

         5.20 Full Disclosure. No representation or warranty by Seller pursuant to this Agreement omits to state a material fact necessary to make the representations or warranties of Seller under this Agreement not misleading.


                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

          As a material inducement to Seller entering into this Agreement and issuing the Shares and Warrants, Purchaser represents and warrants to Seller as follows:

          6.1 POWER AND AUTHORITY. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the Netherlands. Purchaser has the power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. Other than the approval of its Supervisory Board, which Purchaser shall seek to obtain immediately upon execution of this Agreement, Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. The management of Purchaser agrees to recommend this Agreement's approval to the Supervisory Board.

         6.2 NO VIOLATION. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby, and the compliance by Purchaser with the terms and provisions hereof, will not (a) result in a violation or breach of, or constitute, with or without due notice or lapse of time or both, a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of Purchaser's governing documents or any Contract to which Purchaser is a party or by which Purchaser or any material portion of Purchaser's properties or assets may be bound, (b) violate any Requirement of Law applicable to Purchaser or any material portion of Purchaser's properties or assets or (d) result in the imposition of any Lien upon any of the properties or assets of Purchaser, except where any of the foregoing would not have a Material Adverse Effect on Purchaser.

          6.3 CONSENTS/APPROVALS. No consent, approval, waiver or other action by any Person under any Contract to which Purchaser is a party, or by which any of Purchaser's properties or assets are bound, is required or necessary for the execution, delivery or performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents, filings, authorizations, approvals or waivers or make such filings would not prevent or delay the consummation of the transactions contemplated by this Agreement or otherwise prevent Purchaser from performing Purchaser's obligations hereunder or have a Material Adverse Effect on Purchaser.

         6.4 ENFORCEABILITY. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles regardless of whether enforceability is considered in a proceeding at law or in equity.

         6.5 OFFSHORE TRANSACTION. Purchaser represents and warrants to Seller that: (i) Purchaser is not a U.S. person as defined in Rule 902 of Regulation S;
(ii) at the time of execution of this Agreement, Purchaser was outside of the United States; (iii) Purchaser is not acquiring the Common Stock for the account or benefit of any U.S. person; and (iv) the sale of the shares of Common Stock has not been prearranged with any buyer in the United States.

         6.6 INVESTMENT PURPOSE. The shares of Common Stock being acquired by Purchaser pursuant to this Agreement are being acquired for Purchaser's own account and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Purchaser understands that the shares of Common Stock have not been registered under the Securities Act by reason of their contemplated issuance in a transaction believed to be exempt from the registration and prospectus delivery requirements of the Securities Act, and in transactions believed to be exempt from the registration and/or qualification provisions of the appropriate state securities laws. Purchaser has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing or acquiring the shares of Common Stock. No reoffer or sale of the shares of Common Stock will be made to any U.S. person or for the account or benefit of a U.S. person for a period ending not earlier than 45 days after the date of acquisition of such shares of Common Stock (each such period being hereinafter referred to as a "Restricted Period"). The prohibition against reoffer or sale of the shares of Common Stock applies only to those shares acquired before the then applicable Restricted Period. For example, the shares of Common Stock acquired at Closing may be sold during the Restricted Period applicable to any shares of Common Stock acquired in the second installment.

         6.7 NO PUT OPTION OR SHORT POSITION. The Purchaser covenants that neither it nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter, during a Restricted Period, into any put option, short position or other similar instrument or position with respect to the shares of Common Stock acquired immediately preceding such Restricted Period and neither Purchaser nor any of its affiliates nor any Person acting on its or their behalf will use at any time the shares acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

         6.8 RELIANCE ON REPRESENTATIONS OF THE PURCHASER. The Purchaser understands that the shares of Common Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of the U.S. securities laws and that the Seller is relying on the truth, warranties and agreements of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the shares.

         6.9 NO COMMISSIONS. Except for its obligations to Messrs. Saul Siegel and Jonathan Berns, Purchaser has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the purchase of the shares.


                                   ARTICLE VII
                                    COVENANTS
                                    ---------

         7.1 FILINGS. Each of Seller and Purchaser shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

         7.2 PUBLIC ANNOUNCEMENTS. Except for the initial release of Seller announcing this Agreement, neither party will issue a press release or make any other public announcement regarding the transactions contemplated by this Agreement without the approval of the other party, unless the parties are advised by counsel that immediate disclosure is required by law. In the event the parties are required by law to make a disclosure, they shall use all reasonable efforts to agree upon the text of such disclosure. In addition, the parties shall use all reasonable efforts to agree upon the text of the initial release.

          7.3 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

          7.4 COOPERATION. Each of Seller and Purchaser agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of the Nasdaq Small Cap Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, neither of the Parties or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

          7.5 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation or warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

          7.6 NECESSARY ACTIONS. Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to Contracts with Seller and its Subsidiary as are necessary for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         7.7 DUE DILIGENCE AND CONFIDENTIALITY. Prior to the date hereof, Purchaser and its agents or representatives commenced and, from and after the date hereof, shall be permitted to continue Purchaser's legal and financial due diligence review of Seller, in anticipation of the Closing, and shall have full access to all relevant information regarding Seller and its assets to determine that all financial and other information that has been and will be provided to Purchaser is reasonably accurate. Purchaser acknowledges that such information shall be and remain confidential. In the event that the transactions contemplated by this Agreement do not close, Purchaser shall return to Seller all documents previously furnished to Purchaser by Seller, and any copies or extracts prepared by or on behalf of Purchaser. Purchaser and its agents and representatives hereby agree that they will not at any time divulge or use any confidential or other proprietary information regarding Seller, except to the extent (i) required by law, (ii) otherwise available from third parties, or
(iii) previously known to Purchaser from sources other than Seller. Seller shall not divulge or use any confidential or propriety information regarding Purchaser, except to the extent (i) required by law, (ii) otherwise available from third parties, or (iii) previously known to Seller from sources other than Purchaser.

         7.8 OTHER OFFERS. From the date hereof until the Closing Date or the earlier termination of this Agreement, Seller will not, and will use its best efforts to cause the officers, directors, employees and other agents of Seller not to, directly or indirectly, (i) take any action to encourage, solicit or initiate any Acquisition Proposal (as defined below), provided that no (x) press release made by Seller or (y) Acquisition Proposal initiated and made by Lomak Petroleum, Inc. ("Lomak") or any of its affiliates ("Lomak Proposal"), shall be deemed a violation of this clause (i), or (ii) engage or participate in discussions or negotiations or enter into agreements with any Person with respect to an Acquisition Proposal, or in connection with an Acquisition Proposal disclose any nonpublic information relating to Seller or afford access to the properties, books or records of Seller to any Person, except that Seller may take action described in this clause (ii) if (A) such action is taken in connection with an unsolicited Acquisition Proposal, including any Lomak Proposal, and (B) the failure to take such action would constitute a breach of the fiduciary duties of the Board of Directors of Seller (as advised by legal counsel to Seller). Seller will promptly notify Purchaser orally and in writing of any Acquisition Proposal or any inquiries with respect thereto. Any such written notification shall include the identity of the Person making such inquiry or Acquisition Proposal and a description of the material terms of such Acquisition Proposal (or the nature of the inquiry) and shall indicate whether Seller is providing or intends to provide the person making the Acquisition Proposal with access to nonpublic information relating to Seller. For purposes of this Agreement, "Acquisition Proposal" means any good faith offer or proposal for (x) a merger or other business combination involving Seller and any Person (other than Purchaser), (y) an acquisition by any Person (other than Purchaser) of assets or earning power of Seller, in one or more transactions representing 25% or more of the consolidated assets or earning power of Seller, or (z) an acquisition by any Person (other than Purchaser) of securities representing 15% or more of the voting power of Seller.

         7.9 USE OF PROCEEDS. The parties agree that a portion of the initial $5,000,000 to be received by Seller on the Closing Date will be used to retire the indebtedness due Lomak (approximately $1,453,670 at March 31, 1997).


                                  ARTICLE VIII
                               REGISTRATION RIGHTS
                               -------------------

          Purchaser shall have the following registration rights with respect to the shares of Registrable Securities:

          8.1 REQUIRED REGISTRATION. As promptly as practicable after the Closing, Seller agrees to register all of the Registrable Securities pursuant to a registration statement on Form S-3 (the "Shelf Registration Statement"). In the event Seller is ineligible to use Form S-3, Seller shall register all of the Registrable Securities on Form S-1 or S-2. Seller shall file on a timely basis all filings required to be made by it under the Securities Act and the Exchange Act and shall use its best efforts to cause the Shelf Registration Statement to be declared effective as quickly as practicable and subject to the terms and conditions hereof, to maintain the effectiveness of the Shelf Registration Statement until the earlier of: (i) September 30, 2001, or (ii) such time that all shares of Common Stock acquired hereunder have been sold under the Shelf Registration Statement or an exemption from registration.

         8.2 REGISTRATION PROCEDURES.

         (a) In connection with the registration required by this Article VIII, Seller shall, at its own expense:

                  (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities (the "Registration Statement");

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Registrable Securities covered by such registration statement in accordance with this Article VIII;

                  (iii) furnish to such selling security holders such number of prospectuses and other documents that are included in the Shelf Registration Statement as Purchaser may reasonably request from time to time,

                  (iv) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as Purchaser may request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities covered by such Registration Statement, provided that Seller will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
         Article VIII, or (B) consent to general service of process in any such jurisdiction,

                  (v) notify Purchaser at any time when the prospectus included in such Registration Statement is required to be delivered under the Securities Act, of the happening of any event which would cause such prospectus to contain an untrue statement of a material fact or omit any fact necessary to make the statement therein in light of the circumstances under which they are made not misleading and, at the request of Purchaser, prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein in light of the circumstances under which they are made not misleading; provided, however, that if the Board of Directors of Seller determines in good faith that due to a contemplated financing, acquisition or disposition the filing of any supplement or amendment would cause harm to Seller, then Seller may defer the filing of any such supplement or amendment pending the consummation of such financing, acquisition or disposition;

                  (vi) use its best efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on each securities exchange on which similar securities issued by Seller are then listed and to obtain all necessary approvals from such exchange for trading thereon,

                  (vii) provide a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such registration statement;

                  (viii) to the extent permitted by the Securities Act, upon the sale of any Registrable Securities pursuant to such Registration Statement, remove all restrictive legends from all certificates or other instruments evidencing such registrable securities to the extent permitted by the Securities Act, and

                  (ix) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

         (b) It shall be a condition precedent to the obligations of Seller to take any action pursuant to this Article VIII in respect of the securities which are to be registered at the request of Purchaser that Purchaser furnish to Seller such information regarding the securities held by Purchaser and the intended method of disposition of Purchaser's Registrable Securities as Seller shall reasonably request and as shall be required in connection with the action taken by Seller

          8.3 REGISTRATION EXPENSES. Except as required by law, all expenses incurred by Seller in complying with this Article VIII, including all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for Seller, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant this Article VIII shall be borne by Seller; except that all underwriting discounts, selling commissions or cost reimbursements applicable to a sale incurred in connection with any Registrable Securities and the legal fees of Purchaser shall be borne by Purchaser.

          8.4 FURTHER INFORMATION. If Registrable Securities owned by Purchaser are included in any registration, Purchaser shall use reasonable efforts to cooperate with Seller and shall furnish Seller such information regarding itself as Seller may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                   ARTICLE IX
                                 INDEMNIFICATION
                                 ---------------

          9.1 INDEMNIFICATION GENERALLY. Subject to Section 11.3, for a period of three (3) years following the Closing, Seller, on the one hand, and Purchaser, on the other hand (each an Indemnifying Party as defined below), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) resulting from any breach of a representation, warranty or covenant by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

         9.2 INDEMNIFICATION RELATING TO REGISTRATION RIGHTS.

         (a) With respect to any registration, qualification or compliance effected or to be effected pursuant to Article VIII of this Agreement, Seller shall indemnify Purchaser, each of Purchaser's directors and officers, each underwriter (as defined in the Securities Act) of the securities sold by Purchaser, and each Person who controls (within the meaning of the Securities
Act) Purchaser or such underwriter (a "Controlling Person") from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) of Purchaser, or any such underwriter or Controlling Person based upon:

                  (i) any untrue statement (or alleged untrue statement) of a material fact contained, on the effective date thereof, in any Registration Statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto,

                  (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading, or

                  (iii) any violation by Seller of the Securities Act applicable to Seller, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to Seller;

in each case, relating to any action or inaction required of Seller in connection with any such registration, qualification or compliance, and, subject to Section 9.3 below, will reimburse each such Person entitled to indemnity under this Section 9.2 for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment or settlement; provided, however, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that (y) any such matter arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to Seller by or on behalf of such Person specifically for use in such prospectus, offering circular or other document, or any supplement or amendment thereto, or (z) in the case of any non-underwritten offering, to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon the fact that a current copy of the prospectus was not sent or given to the Person asserting any such losses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the securities to such Person if it is determined that it was the responsibility of Purchaser or such Controlling Person to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such losses, claims, damages, liabilities or expenses.

         (b) With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, Purchaser shall indemnify Seller, from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) of Seller based upon:

                           (i) any untrue statement (or alleged untrue
                  statement) of a material fact contained, on the effective date thereof, in any Registration Statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto;

                           (ii) any omission (or alleged omission) to state
                  therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading,

                           (iii) any violation by Purchaser of the Securities
                  Act applicable to Seller or Purchaser, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to Seller or Purchaser; or

                           (iv) the fact that a current copy of the prospectus
                  was not sent to the Person asserting such losses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the securities with respect to such Person if it is determined that it was the responsibility of Purchaser to provide such Person with a current copy of the prospectus and such current copy would have cured the defect giving rise to such losses, claims, damages, liabilities or expenses, in each case, relating to any action or inaction required of Purchaser in connection with any such registration, qualification or compliance, and, subject to Section 9.3 below, will reimburse Seller for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, the indemnity and reimbursement obligation arising under Section 9.2 (a) or 9.2 (b) shall only be applicable to the extent that any such matter arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to Seller by or on behalf of Purchaser specifically for use in such registration statement, prospectus, or any supplement or amendment thereto,

          9.3 INDEMNIFICATION PROCEDURES. Each Person entitled to indemnification under this Article IX (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Article IX (an "Indemnifying Party") of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing in respect of which indemnity may be sought hereunder; provided, however, failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and after such assumption the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The Indemnifying Party shall not be liable
                                       23
for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.


                                    ARTICLE X
                              CONDITIONS TO CLOSING
                              ---------------------

          10.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE CLOSING. The respective obligations of each party to effect the Closing shall be subject to the fulfillment of the following condition which may be waived, in whole or in part, to the extent permitted by applicable law:

         (a) NO ORDER. No Governmental Authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement; provided, however, that each of the Parties agree that it will use its best efforts to fulfill its obligations under Section 10.1 and, in addition, each of the Parties will use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted. The parties acknowledge that they will be making a filing with the Committee on Foreign Investment in the United States pursuant to the Exon-Florio Amendment, Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 and will cooperate with each other in preparing and making such filing.

          10.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser to proceed with the Closing are also subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

         (b) AGREEMENTS AND COVENANTS. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

         (c) CERTIFICATE. Seller shall have delivered to Purchaser a certificate from its secretary, dated the Closing Date, certifying in such detail as Purchaser may reasonably request to Seller's fulfillment of the conditions specified in subsections (a) and (b) above and such other evidence as to Seller's compliance with the provisions of this Agreement as Purchaser may reasonably request.

         (d) WAIVER OF LOMBARDY AND REGAN. Lombardy and Regan shall have delivered to Purchaser a waiver of the change in control provisions contained in their employment agreements on terms mutually satisfactory to Purchaser, Lombardy & Regan.

         (e) VOTING AGREEMENT. Purchaser, Lombardy and Regan shall have entered into the Voting Agreement.

         (f) SHARE CERTIFICATE. Seller shall have delivered to Purchaser a certificate for the 5,747,127 shares of Common Stock being acquired at Closing.

         (g) CONDITION OF THE BUSINESS AND PROPERTIES. Between the date of this Agreement and the Closing Date, Seller shall have continued to operate its Business in its regular and ordinary course, and shall not have suffered a Material Adverse Effect.

         (h) CERTIFICATE OF INCORPORATION AND BYLAWS. Seller shall have delivered to Purchaser a copy of Seller's Certificate of Incorporation and Bylaws certified as of the Closing Date by the Secretary of Seller.

         (i) CERTIFIED RESOLUTIONS. Seller shall have delivered to Purchaser resolutions of Seller's Board of Directors, or an authorized committee thereof, authorizing and approving the transactions contemplated by this Agreement certified by the Secretary of Seller.

         (j) THIRD PARTY CONSENTS. Seller shall have delivered to Purchaser the consents of its institutional lender and any other third party or Governmental Authority necessary in order for Seller to enter into, and perform its obligations under, this Agreement.

         (k) LEGAL OPINION OF COUNSEL. Purchaser shall have received a legal opinion from Calfee, Halter & Griswold LLP, counsel for Seller and Kohrman, Jackson & Krantz P.L.L. counsel for Lombardy and Regan, each dated as of the Closing Date with respect to, among other things, the authorization and enforceability of this Agreement and related instruments and the issuance of the Shares, in form and substance reasonably satisfactory to Purchaser and its counsel.

         (l) SUPERVISORY BOARD. Purchaser shall have obtained the approval of its Supervisory Board.

         10.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller to proceed with the Closing is also subject to the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

         (b) AGREEMENT AND COVENANTS. Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

         (c) CERTIFICATE. Purchaser shall have delivered to Seller the certificate of its Secretary, dated the Closing Date, certifying in such detail as Seller may reasonably request to Purchaser's fulfillment of the conditions specified in subsections (a) and (b) above, and such other evidence as to Purchaser's compliance with the provisions of this Agreement as Seller may reasonably request.

         (d) CERTIFIED RESOLUTIONS. Purchaser shall have delivered to Seller certified resolutions of Purchaser's Board of Directors and Supervisory Board authorizing and approving the transactions contemplated by this Agreement.


                                   ARTICLE XI
                                   TERMINATION
                                   -----------

         11.1 EVENTS OF TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as follows:

                  (a) by mutual written agreement of the parties;

                  (b) by Seller or Purchaser if the transactions contemplated by this Agreement have not been consummated on or before September 15, 1997, provided, however, that the right to terminate this Agreement shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause or resulted in the failure of the Closing Date to occur on or before such date;

                  (c) by Seller upon written notice to Purchaser, upon and during the continuance of a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in
         Section 10.3 would not be satisfied on the Closing Date (a "Terminating Purchaser Breach");

                  (d) by Purchaser upon written notice to Seller, upon and during the continuance of a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in
         Section 10.2 would not be satisfied on the Closing Date (a "Terminating Seller Breach"); and

                  (e) by Seller, if (i) Seller receives an unsolicited written Acquisition Proposal that the Board of Directors of Seller, or a committee thereof, determines in good faith that the failure to terminate this Agreement in order to accept such Acquisition Proposal would constitute a breach of the fiduciary duties of the Board of Directors of Seller (as advised by legal counsel to Seller), and (ii) Seller accepts such Acquisition Proposal; provided that Seller shall not be permitted to terminate this Agreement pursuant to this paragraph
         (e) unless it has provided Purchaser with written notification that includes the identity of the Person making such Acquisition Proposal and a description of the material terms of such Acquisition Proposal in accordance with Section 7.8 and Seller's intent to so terminate this Agreement; provided, further, that Purchaser shall receive the fees set forth in Section 11.2(c) immediately prior to any termination pursuant to this paragraph (e) by wire transfer in same day funds.

         11.2 EFFECT OF TERMINATION.

                  (a) If this Agreement is validly terminated pursuant to
         Section 11.1(a) or (b) hereof, no party hereto will have any liability to the other party hereto except that any such termination shall be without prejudice to any claim which either party may have against the other for breach of this Agreement (or any representation, warranty, covenant, or agreement included herein).

                  (b) If this Agreement is validly terminated pursuant to
         Section 11.1(c) or (d) hereof by a non-breaching party, in addition to any other remedy available to the non-breaching party, all reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby will be reimbursed promptly by the breaching party.

                  (c) If this Agreement is terminated by Seller pursuant to
         Section 11.1(e), then Seller shall pay Purchaser a cash fee of $125,000 (the "Purchaser Fee"). In addition to the Purchaser Fee, Seller shall reimburse Purchaser in the amount of $65,000 for all of its expenses and fees in connection with the transactions contemplated by this Agreement prior to the termination of this Agreement and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the transactions contemplated by this Agreement and agreements relating thereto.

                  (d) It is understood and agreed by the parties hereto that the Purchaser Fee and other expenses and fees provided for in Section 11.2(c) are intended to constitute liquidated damages, since the actual amount of damages that would be sustained by Purchaser as a result of a termination of this Agreement pursuant to Section 11.1(e) is difficult, if not impossible, to ascertain. The agreement of the parties with regard to the payment of the foregoing sums as liquidated damages represents a good faith effort by each of the parties to establish the reasonable amount of restitution necessary to provide for recovery of all costs and expenses associated with efforts to consummate the transactions contemplated by this Agreement, including, without limitation, opportunity costs.

         11.3 PURCHASER FEE. If Purchaser has received the Purchaser Fee, Purchaser shall not assert or pursue in any manner, directly or indirectly, whether arising under tort, contract, or otherwise, any claim or cause of action
(i) against the person submitting an Acquisition Proposal or (ii) against Seller or any of its directors, officers, shareholders or representatives based in whole or in part upon its or their receipt, consideration, recommendation, or approval of an Acquisition Proposal, or upon this Agreement, including Seller's exercise of its right of termination under Section 11.1.

         11.4 REIMBURSEMENT TO SELLER. In the event Purchaser is unable to close the transaction, solely as a result of its inability to obtain its Supervisory Board approval as required by Section 10.2(l), then Purchaser shall reimburse Seller for all of its expenses and fees in connection with the transactions contemplated by this Agreement prior to the termination of this Agreement and in connection with the negotiation, preparation, performance and termination of this Agreement, in the amount of $50,000. If Seller has received the payment referenced in this Section 11.4, Seller shall not assert or pursue in any manner, directly or indirectly, whether arising under tort, contract, or otherwise, any claim or cause of action against Purchaser or any of its directors, officers, shareholders or representatives based in whole or in part upon this Agreement.


                                   ARTICLE XII
                                 MISCELLANEOUS.
                                 --------------

          12.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such Party shall designate in writing to the other Party):

         if to Seller to:

                  North Coast Energy, Inc.
                  1993 Case Parkway
                  Twinsburg, Ohio 44087
                  Attention: Garry Regan
                  Telecopy: (216) 405-3298

         with a copy to:

                  Calfee, Halter & Griswold LLP
                  1400 McDonald Investment Center
                  800 Superior Avenue
                  Cleveland, Ohio 44114-2688
                  Attention: Michael Phillips, Esq.
                  Telecopy: (216) 241-0816
         if to Purchaser:

                  Nuon International bv
                  Utrechtseweg 68
                  6812 AH Arnhem
                  The Netherlands
                  Attention: Leo J. M. J. Blomen, Managing Director
                  Telecopy: (011)31-26-377-2817

         with a copy to:

                  Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
                  1301 East Ninth Street
                  2600 Tower at Erieview
                  Cleveland, Ohio 44114-1824
                  Attention: Michael A. Ellis, Esq.
                  Telecopy: (216) 696-1009

         12.2 LOSS OR MUTILATION. Upon receipt by Seller from Purchaser of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a certificate representing shares of Common Stock and an indemnity reasonably satisfactory to Seller (it being understood that the written agreement of Purchaser or an Affiliate of Purchaser shall be a sufficient indemnity), Seller will execute and deliver, in lieu thereof, a new stock certificate of like tenor to Purchaser provided, in the case of mutilation, no indemnity shall be required if the certificate representing shares in identifiable form is surrendered to Seller for cancellation. Purchaser shall be required to pay all fees in connection with any indemnity bond required by the transfer agent and registrar of the Common Stock.

         12.3 SURVIVAL. Each representation, warranty, covenant and agreement of the parties set forth in this Agreement is independent of each other representation, warranty, covenant and agreement. Each representation and warranty made by any party in this Agreement shall survive the Closing for a period of three (3) years.

         12.4 REMEDIES.

         (a) Each of Seller and Purchaser acknowledges that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each of Seller and Purchaser in addition to and without limiting any other remedy or right such party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of Seller and Purchaser hereby waive any and all defenses such party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

         (b) All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party

          12.5 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of the subject matter hereof and supersede all prior agreements and understandings between or among the parties with respect to such subject matter The exhibits and schedules hereto constitute a part hereof as though set forth in full above

          12.6 EXPENSES; TAXES. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Further, except as otherwise provided in this Agreement, any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of Purchaser) arising out of the sale of the shares of Common Stock by Seller to Purchaser and consummation of the transactions contemplated by this Agreement shall be paid by Seller.

         12.7 AMENDMENT. This Agreement may not be modified or amended except by a writing executed by the parties hereto.

         12.8 WAIVER. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         12.9 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal permitted assigns. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

          12.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         12.11 HEADINGS. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

         12.12 GOVERNING LAW INTERPRETATION. This agreement shall be construed in accordance with and governed for all purposes by the laws of the state of Delaware.

         12.13 SEVERABILITY. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

         IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered as of the day and year first set forth above.

                                     SELLER:

                                     NORTH COAST ENERGY, INC.

                                     By: /s/ Charles M. Lombardy, Jr.
                                     Title:_______________________________


                                     PURCHASER:

                                     NUON International bv

                                     By: /s/ Leo J.M.J. Blomen
                                     Title:__________________________________

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------


                        SECTION REFERENCE OF
          EXHIBIT            AGREEMENT                              DESCRIPTION
-----------------------------------------------------------------------------------------
             A                 3.1                         Purchaser's Board Designees
-----------------------------------------------------------------------------------------
             B                 3.3                               Voting Agreement




                        SECTION REFERENCE OF
         SCHEDULE           AGREEMENT                              DESCRIPTION
-----------------------------------------------------------------------------------------
            5.6                5.6                               Purchase Rights
-----------------------------------------------------------------------------------------
           5.13                5.13                               Environmental

